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                                                                    EXHIBIT 10.4

                                     SECOND
                                    ADDENDUM

                                       TO

                                   NATURAL GAS
                                 SALES AGREEMENT

                                 BY AND BETWEEN

                              BIG APPLE ENERGY LLC
                                    AS SELLER

                                       AND

                            U.S. GAS & ELECTRIC, INC.
                                    AS BUYER

                               DATED: JUNE 9, 2005
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                           ADDENDUM TO SALES AGREEMENT

     This Addendum ("Addendum") dated June 9, 2005 is entered into by and between Big Apple Energy, LLC, a Nevada limited liability company with a place of business at 36 Cedar Street, Syosset, N.Y. 11791 ("Seller") and U.S. Gas & Electric, Inc., a Delaware corporation with a place of business at 290 N.W. 165th Street, Penthouse 5, North Miami Beach, Florida, 33169 ("Buyer").

     RECITALS:

     WHEREAS, Seller and Buyer previously entered into an agreement entitled "Natural Gas Sales Agreement", dated February 25, 2003, and an addendum thereto dated August 4, 2004 (collectively the "Agreement" except where reference thereto clearly requires reference to the agreement dated February 25, 2003);

     WHEREAS, Seller is attempting to secure a Supply Agreement (defined below) with a Wholesale Supplier (defined below), as an alternative to the existing accounts receivable financing agreement that Buyer currently has in place;

     WHEREAS, the parties wish to amend the Agreement; and

     WHEREAS, this Addendum and the Agreement are acceptable to all of the parties hereto;

     NOW THERFORE, in consideration of the above premises and mutual covenants, agreements, representations and warranties herein contained, and other good and valuable consideration exchanged by the parties hereto, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

The Recitals above are true, accurate and incorporated herein by this reference.

The Agreement is incorporated herein by this reference, except whenever and wherever any term, condition or obligation of the Agreement conflicts with this Addendum, this Addendum shall prevail.

SECTION 1. DEFINITIONS

     For purposes of this Addendum, the following terms shall have the respective meanings given to them below:

     1.1 "Wholesale Supplier" shall mean an entity, with which Seller, or parties working in conjunction with Seller, has helped Buyer negotiate and execute a Supply Agreement.

     1.2 "Supply Agreement" shall mean a long-term supply and credit agreement between Buyer and Wholesale Supplier to provide natural gas supply and credit for said purchases of natural gas and any subsequent extensions or revisions thereto.
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SECTION 2. BILLING, PAYMENT AND PRICING

     2.1 Billing and Payment

     Section 1 of the Agreement shall be deleted in its entirety, and it shall be replaced by the following:

     1. Sale and Purchase. Seller will act as Buyer's agent in the purchase of natural gas from the Wholesale Supplier under the Supply Agreement. Seller will be responsible for transportation of the natural gas to the Delivery Point(s). Buyer will be responsible for transportation of the natural gas from the Delivery Point(s). Buyer and Seller will cooperate to ensure that nominations are made timely to all transporters and reflect actual expected deliveries and receipts. If either party becomes aware of any reason why the nominated volumes may not be delivered or taken, that party shall notify the other party as soon as possible. The parties will cooperate to ensure that corrected nominations are provided to all transporters as soon as possible. The parties will use reasonable efforts to avoid causing pipeline imbalances and to determine the cause of any imbalance for which a penalty may be imposed. The party responsible for causing an imbalance penalty will pay or reimburse the other party for such penalty regardless whether it is the shipper on the pipeline.

     2.2 Term

     Section 4 of the Agreement shall be deleted in its entirety and it shall be replaced by the following:

     4. Term. This Agreement shall be coterminous with the Supply Agreement except that after three (3) years, Seller may renegotiate the pricing terms of the Agreement.

     2.3 Pricing

     Section 6 of the Agreement shall be deleted in its entirety and it shall be replaced by the following:

     6. Price. For natural gas delivered at the Delivery Point(s), Buyer will pay Seller $0.15 per decatherm for all gas scheduled and nominated by Seller on behalf of Buyer under the Supply Agreement. Buyer will also pay Seller for all taxes Seller incurs (including sales, use, distribution, or other taxes, but excluding income taxes) and any attorney's fees incurred in collecting any amounts that Buyer owes under this Agreement. Seller shall maintain a re-sale license exempting Seller from sales tax on natural gas purchases.

     2.4 Transportation

     Section 9 of the Agreement shall be deleted in its entirety and it shall be replaced by the following:


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     9. Transportation. Intentionally Deleted

SECTION 10. MISCELLANEOUS

     10.1 Term.

     (a) This Addendum shall become effective as of the date that Seller enters into a Supply Agreement with the Wholesale Supplier.

     10.2 Interpretative Provisions.

     (a) All terms used herein which are defined in Article 1 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Addendum.

     (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

     (c) All references to Buyer and Seller pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

     (d) The words "hereof", "herein", "hereunder", "this Addendum" and words of similar import when used in this Addendum shall refer to this Addendum as a whole and not any particular provision of this Addendum and as this Addendum now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     (e) The word "including" when used in this Addendum shall mean "including, without limitation."

     (f) Any accounting term used in this Addendum shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied.

     (f) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

     (g) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.


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     (h) The captions and headings of this Addendum are for convenience of reference only and shall not affect the interpretation of this Addendum.

     10.3 Partial Invalidity. If any provision of this Addendum is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Addendum as a whole, but this Addendum shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     10.4 Successors. This Addendum and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Seller, Buyer and their respective successors and permitted assigns. Neither party may assign its rights and delegate its obligations under this Addendum without the advance written consent of the other party.

     10.5 Entire Agreement. This Addendum, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and except as provided herein, supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Addendum and any schedule or exhibit hereto, the terms of this Addendum shall govern.

     10.6 Counterparts, Etc. This Addendum may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Addendum by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Addendum. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

     10.7 Ratification. Except as hereinabove modified and amended, and to the extent modified and amended, the Agreement, as modified and amended by this Addendum is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, Seller and Buyer have caused these presents to be duly executed as of the day and year first above written.


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SELLER                                  BUYER

Big Apple Energy LLC                    U.S. Gas & Electric, Inc.


By: /s/ Victor M. Ferreira              By: /s/ Douglas W. Marcille
    ---------------------------------       ------------------------------------
    Victor M. Ferreira                      Douglas W. Marcille
    Managing Member                         Chairman & CEO


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